UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2008

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On August 4, 2008, in connection with the events discussed in Item 2.05 below, which is incorporated by reference into this Item 1.02, MDRNA, Inc. (the "Company"), terminated the employment of Gordon C. Brandt, M.D., the Company’s President and Timothy Duffy, the Company’s Chief Business Officer, effective on September 30, 2008 (the "Termination Date"). The Company entered into an employment agreement with Dr. Brandt on December 19, 2007, and it entered into an employment agreement with Mr. Duffy on September 15, 2006.

In connection with Dr. Brandt’s termination, the Company will pay Dr. Brandt a total of one year of base compensation as severance (or $376,000), less lawful withholdings, which will be paid in accordance with the terms of his employment agreement. In addition, Dr. Brandt will be paid his accrued but unused time off. At the termination date, 28,500 of Dr. Brandt’s unvested restricted shares will become immediately vested and 50,966 unvested options with a weighted average exercise price of $6.70 per share will become immediately vested and exercisable in accordance with the terms of his employment agreement.

In connection with Mr. Duffy’s termination, the Company will pay Mr. Duffy a total of one year of base compensation as severance (or $249,500), less lawful withholdings, which will be paid in accordance with the terms of his employment agreement. In addition, Mr. Duffy will be paid his accrued but unused time off. At the termination date, 28,733 of Mr. Duffy’s unvested restricted shares will become immediately vested and 53,989 unvested options with a weighted average exercise price of $6.40 per share will become immediately vested and exercisable in accordance with the terms of his employment agreement.

In accordance with the terms of their existing employment agreements, Dr. Brandt, and Mr. Duffy have agreed not to compete with the Company and not to solicit employees or customers of the Company for a period of one year following their Termination Date, unless otherwise agreed. These non-competition and non-solicitation agreements may not be enforceable in certain jurisdictions.

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2008, the Company reported its financial results for the three and six month periods ended June 30, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished pursuant to "Item 2.02 Results of Operations and Financial Condition". The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company is executing a plan to further reduce operating expenses and align its workforce with its strategic, business and R&D requirements. Under this plan, the Company intends to terminate 23 employees, primarily from the Company's intranasal programs. All affected employees were notified on August 4, 2008 and the majority will finish employment no later than August 31, 2008. Following this action, the Company will have approximately 55 full-time employees, including approximately six full-time-equivalents maintaining the Company's manufacturing, quality assurance and quality control operations in support of the Company's current partnerships. The Company expects to incur approximately $1.9 million in severance and related payroll costs as a result of this action, of which approximately $0.3 million had previously been recorded as an accrual for compensated employee absences.

The Company may incur additional non-cash charges related to the impairment of certain fixed assets associated with its intranasal programs. Management is also contemplating various options that may result in the consolidation of the Company’s Bothell, Washington headquarters into a single facility. The Company expects to incur charges related to the cessation of its intranasal programs in the third or fourth quarters of 2008, as further discussed in Item 2.06 below.

Item 2.06 Material Impairments.

Please refer to the discussion in Item 2.05 hereof, which is incorporated by reference into this Item 2.06. The Company may record a material non-cash impairment charge related to a write-down of some or all of the long-lived assets associated with its intranasal programs. However, the Company is currently unable to make a determination of the amounts or range of amounts of any such impairment charges, and will provide such disclosure once such determinations are made in accordance with U.S. Securities and Exchange Commission ("SEC") regulations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2008 the Company terminated the employment of Gordon C. Brandt, M.D., the Company’s President, Henry R. "Rick" Costantino, the Company’s Chief Scientific Officer - Delivery and Timothy Duffy, the Company’s Chief Business Officer, effective September 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

This report contains forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, such as severance costs or impairment charges that differ from original estimates; unforeseen complexities of moving equipment or terminating contractual obligations; amounts for non-cash charges relating to fixed assets that differ from the original estimates because of the ultimate fair market value of such fixed assets; and other risks set forth in the Company’s filings with the SEC, including its most recent Form 10-Q, 10-K and other filings that are available through EDGAR at www.sec.gov. These are among the primary risks the Company foresees at the present time. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

August 4, 2008	By:	J. Michael French

Name: J. Michael French
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated August 4, 2008